CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                   Exhibit 10.10

                             BEAR STEARNS & CO. INC.
                                SERVICE AGREEMENT

This Development and License Agreement (the "Agreement"), dated this 29th day of July, 1998, is by and between Bear, Stearns & Co. Inc, a Delaware corporation, having its principal offices at 245 Park Avenue, New York, NY 10167 and other direct and indirect subsidiaries at the relevant time of its ultimate corporate parent (collectively, "Bear Stearns"), and Predictive Systems, Inc, having offices at 145 Hudson Street, New York, NY 10013 ("Predictive").

                                    RECITALS

         WHEREAS, Predictive wishes from time to time to perform Enterprise Management services for Bear Stearns and Bear Stearns wishes to consider engaging Predictive to perform such services (an "Assignment").

         WHEREAS, in the interest of streamlining the startup phase of any such Assignment, Bear Stearns and Predictive wish to agree in advance as to certain terms and conditions under which such services may be rendered;

         THEREFORE, for good and valuable consideration given pursuant to the terms, conditions and covenants contained herein, Bear Stearns and Predictive hereby agree as follows:

SECTION 1:        STATEMENT OF WORK, SERVICES AND DELIVERABLES

1.1. Each Assignment will be commenced by a Statement of Work executed by both Bear Stearns and Predictive (a "Statement of Work") referencing this Agreement, and setting forth: (i) the deliverables to be produced (the "Deliverables") and/or the other services to be performed (the "Services"); (ii) the schedule for delivery of such Deliverables, performance of such Services, and the date of completion of Predictive's performance under the Statement of Work ("Completion Date"); (iii) the agreed fees and costs consistent with this Agreement for such Services and Deliverables ("Statement of Work Fees"); (iv) the schedule for payment of such fees and costs ("Payment Schedule"); and
         (v) the acceptance criteria against which the completeness of deliverables will be measured ("Acceptance Criteria"). Notwithstanding the foregoing, whether or not such Statement of Work sets forth the items set forth in (i) through (v) above or refers to this Agreement, the terms, conditions and provisions of this Agreement shall apply to such Assignment and shall be automatically incorporated into such Statement of Work, regardless of the terms discussed with any third party.

1.2. As and when required by and Statement of Work and this Agreement, Predictive shall perform for Bear Stearns the Services described in the Statement of Work and shall deliver to Bear Stearns the Deliverables described in the Statement of Work.

1.3. Notwithstanding the generality of Section 1.2., above and in addition thereto, at the conclusion of each month during the term of each Statement of Work, Predictive shall deliver to Bear Stearns all Deliverables (including drafts and other work in progress) produced by Predictive in the performance of the Statement of Work over the course of that month.

1.4. Predictive warrants that it has or will provide the resources and personnel necessary to carry out its work under each Statement of Work and will use its best efforts to perform all work required under this Agreement and each Statement of Work in a timely, skillful, and efficient manner. Predictive shall not be responsible for any delay in the performance of Services due to causes beyond reasonable control of Predictive.

1.5. After completion of each milestone of the Statement of Work against which a payment in the Payment Schedule is tied, (other than obligations intended to survive acceptance by Bear Stearns), Predictive will notify Bear Stearns in writing that Predictive has completed its performance, that the Services are fully implemented, that the Deliverables are fully implemented, and that Predictive's testing is completed. Bear Stearns, with the cooperation and assistance of Predictive, shall then be entitled to conduct a comprehensive, integrated acceptance test of the Acceptance Criteria on all the Services and Deliverables ("Acceptance Test"), and, if Bear Stearns reasonably determines that any material part of the Acceptance Criteria are not met during the Acceptance Test, to reject such Services and/or Deliverables by notifying Predictive in writing. "Acceptance" shall mean the receipt by Predictive of written notification from Bear Stearns that the Acceptance Test on the Services and Deliverables has been successfully completed. Any rejection shall state specifically the manner in which the Services and Deliverables are defective. In the event of rejection, Predictive shall correct any deficiencies and shall resubmit such Services and Deliverables for further Acceptance Testing in accordance with this paragraph. Bear Stearns shall not be invoiced for more than 80% of the aggregate amount due for any Services or Deliverables until such Services and Deliverables satisfy the Acceptance Test and are accepted by Bear Stearns pursuant to this Section 1.5.

SECTION 2:        PROPRIETARY RIGHTS IN DELIVERABLES, ETC.

2.1 Predictive agrees that (i) any and all Deliverables, (ii) any and all original other works of authorship, including, but not limited to all, user documentation, papers, documents, drawings, databases and other compilations which may be created, compiled or produced by Predictive or any of its subcontractors, consultants or employees in the course of performing Services or producing Deliverables for Bear Stearns (along with the items described in (i) above, collectively, "Works of Authorship"), and (iii) any and all copyrights and other proprietary rights and all foreign and domestic, registered and unregistered, copyrights, applications for registrations therefor and other proprietary rights related to any Works of Authorship (collectively, "Copyrights"), shall be deemed to be works made for hire for and the exclusive property of Bear Stearns. Except to the extent specifically agreed in the Statement of Work, to the extent that Predictive has or obtains any right, title or interest in or to any Work of Authorship of Copyright, Predictive hereby assigns and agrees to assign to Bear Stearns all of such right, title and interest therein and thereto, and to the extent that any employee, agent or sub-contractor of Predictive has or obtains any right, title or interest in or to any Work of Authorship or Copyright, Predictive shall cause such employee, agent or sub-contractor to assign to Bear Stearns all of such right, title and interest therein and thereto.

2.2. To the extent that any Deliverables or Services embody, contain or disclose any ideas, concepts, know-how, inventions, formulas, techniques, processes, ideas, algorithms, discoveries, designs, developments, improvements, techniques or expertise that are known by Predictive prior to Predictive's work for Bear Stearns or is developed by Predictive during the course of Predictive's work for Bear Stearns (collectively "Know-How") of Predictive, Predictive shall retain ownership of such Know-How, provided that Bear Stearns shall have the full, unrestricted and non-exclusive right to use, disclose, prepare works of authorship based upon any Know-How embodied by, contained in or disclosed by the Deliverables of Services and to copy, display and distribute any such works of authorship.

2.3. Nothing herein shall prevent Predictive from providing services substantially similar to those contemplated herein, whether for a competitor of Bear Stearns or otherwise, and the parties expressly agree that in providing such services, or in developing its general, commercially available software products, Predictive may directly or indirectly utilize residual know-how in its area of expertise not specific to Bear Stearns resulting from the performance of the services contemplated herein.

2.4. Upon the request of Bear Stearns, Predictive shall at Bear Stearns' reasonable out-of-pocket cost and expense do all acts and things, including, but not limited to, making and executing documents, applications, deeds, license agreements, assignments, transfers, conveyances, powers of attorney and instruments, using its best efforts to obtain the cooperation of and bringing claims and actions against its employees, ex-employees, agents, ex-agents and independent contractors and giving information and testimony, in each case, requested at any time and from time to time by Bear Stearns, in its good faith discretion, to vest, secure, defend, protect and/or evidence the right, title and ownership of Bear Stearns in and to any and all Works of Authorship and Copyrights. Predictive hereby appoints Bear Stearns and is successors and assigns as Predictive's attorney-in-fact, with full power of substitution, in the name and stead of Predictive or Bear Stearns, for the benefit of Bear Stearns and its successors and assigns, to from time to time do any and all such acts and things which Predictive is obligated to do under his paragraph. Predictive declares that the appointment made and the powers granted hereby are coupled with an interest and are irrevocable.

SECTION 3:        CHARGES, FEES, PAYMENTS AND INVOICING

3.1.     Payment shall be made as set forth in the applicable Statement of Work.

3.2. The prices and charges hereunder do not include any excise, sales or use taxes or duties. If any excise, sales or use taxes or duties, are, or should ultimately be, assessed against or is required to be collected by Predictive or by any taxing authority in connection with their performance required hereunder, Bear Stearns agrees to pay an amount equal to any and all such charges, except where Bear Stearns is exempt by law and Bear Stearns provides a bona fide exemption certificate to Predictive.

3.3. Bear Stearns shall make all payments due hereunder within 30 days from the receipt of a correct and proper invoice.

SECTION 4.        PERSONNEL

4.1. All personnel assigned to supply the Deliverables and perform the Services shall be full-time employees of Predictive (subject to Section
         11.6 hereof), shall be fully qualified to perform the tasks assigned to them, and shall perform all such tasks in a competent and professional manner. Predictive is an independent contractor. None of Predictive nor Predictive's or any Predictive agent's or subcontractor's employees are or shall be deemed for any purpose to be employees of Bear Stearns. Bear Stearns shall not be responsible for, and Predictive shall indemnify and hold Bear Stearns harmless against, any cost, expense, liability, claim, damages, action, or proceeding relating to any payroll-related taxes for any person who performs any Services, produces and Deliverables, or provides maintenance, support or training to be performed, produced or provided by Predictive hereunder or any claim arising out of or relating to the employment or application for employment of any such person.

4.2. Predictive shall maintain, throughout the performance of its obligations under this Agreement, a policy of Worker's Compensation and Disability Insurance with a minimum limit of $1 Million. Predictive shall also provide Bear Stearns with a waiver of the insurers' Subrogation Rights with respect to losses paid under the Worker's Compensation or Employers' Liability coverage. Evidence of Predictive's insurance shall be in the form of a certificate of insurance naming Bear Stearns as an additional insured and including a thirty (30) day advance written notice of change and/or cancellation of coverage. Predictive, prior to commencement of any services, shall provide to Bear Stearns said certificates from its insurers indicating the amount of insurance coverage, the nature of such coverage and expiration dates of each policy.

4.3. While this Agreement is in effect, and for a period of twelve months subsequent to the termination of this Agreement, neither Predictive nor Bear Stearns (including either party's subsidiaries and affiliates) shall (i) solicit for employment any of the other party's employees, without the prior written consent of such other party or (ii) employ, either directly or indirectly (as a consultant, independent contractor or otherwise), any of the other party's employees.

SECTION 5:        SUPPORT

5.1. Predictive guarantees that it will make available EMS Support as described in the Statement of Work on the terms set forth in this Agreement for a period of at least [****] of the date hereof.

5.2.     The annual maintenance fees shall not exceed [****]

5.3. Predictive shall provide training, instruction and consultation to Bear Stearns as set forth in the relevant Statement of Work. Such services are to be used at a time to be mutually agreed upon by the parties and Bear Stearns shall reimburse Predictive for all reasonable out-of-pocket expenses, including all transportation, lodging, meals and other expenditures related to providing such services.

**** Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

SECTION 6.        WARRANTIES

Predictive represents, warrants and covenants to Bear Stearns as the date hereof and of Acceptance under each Statement of Work as follows:

6.1. To the best of its knowledge and belief, Predictive owns or otherwise has the valid right by contract or otherwise to deliver and assign to Bear Stearns the Deliverables and all other Works of Authorship and the Copyrights and to grant to Bear Stearns the rights as defined in this Agreement.

6.2. To the best of its knowledge, Bear Stearns may use the Deliverables and otherwise fully exploit the rights thereto set forth herein without infringement of any such proprietary rights of third parties, and there is currently no actual or threatened suit by any such third party based upon an alleged violation by Predictive of any such proprietary rights.

THE LIMITED WARRANTIES SET FORTH IN THIS AGREEMENT ARE THE ONLY WARRANTIES MADE BY PREDICTIVE. PREDICTIVE MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS.

SECTION 7:        LIMITATIONS OF LIABILITY

7.1. EXCEPT AS STATED HEREIN, NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT AND/OR CONSEQUENTIAL DAMAGES OF ANY KIND, RESULTING FROM EITHER PARTY'S PERFORMANCE OR FAILURE TO PERFORM PURSUANT TO THE TERMS OF THIS AGREEMENT OR ANY OF THE ATTACHMENTS OR EXHIBITS HERETO, OR RESULTING FROM THE FURNISHING, PERFORMANCE OR USE OR LOSS OF ANY LICENSED PRODUCTS OR OTHER MATERIALS DELIVERED TO BEAR STEARNS THEREUNDER, INCLUDING WITHOUT LIMITATION ANY INTERRUPTION OF BUSINESS, WHETHER RESULTING FROM BREACH OF CONTRACT OR BREACH OF WARRANTY, EVEN IF THE PARTIES HERETO HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.2. Notwithstanding anything set forth in this Agreement, no limitation of liability of exculpation of either party hereto shall apply to:

         (a) any liability arising out of or in connection with acts or omissions that constitute bad faith, willful misconduct, gross negligence, or intentional breach of this Agreement;

         (b) losses by the other party (or any of its affiliates) that arise in connection with any infringement or misappropriation of the other party's (or any of its affiliate's) intellectual property by the party to be exculpated (or any of its affiliates);

         (c) any liability, loss or claim arising out of a breach by such party of Section 6, 8 or 9 hereof; or

         (d) any liability, loss or claim arising out of or related to any claim that any of the Deliverables infringe any copyright, trade secret or other proprietary right of a third party.

SECTION 8:        NON-DISCLOSURE

8.1. Predictive acknowledges that in the course of performing its obligations hereunder, Predictive and its agents, representatives, employees and sub-contractors may have access to information relating to Bear Stearns, its business, customers, correspondents, finances, activities, securities or future positions, software, systems, strategies or plans that is non-public, proprietary or confidential in nature(all the foregoing, along with the Deliverables and the Specifications, collectively, "Bear Stearns Information"). Predictive shall and shall cause its subcontractors and affiliates and Predictive's and its subcontractors' and affiliates' agents, representatives, and employees to (i) keep all Bear Stearns Information confidential; (ii) not disclose any Bear Stearns Information or any part thereof, in any manner whatsoever, without Bear Stearns' prior written consent, and (iii) not use any Bear Stearns Information or any part thereof, other than to enable Predictive to perform its obligations under this Agreement. Moreover, Predictive shall and shall cause its subcontractors and affiliates and Predictive's and its subcontractors' and affiliates' agents, representatives, and employees to reveal Bear Stearns Information only to its agents, representatives and employees who need to know such Information in connection with this Agreement, who are informed by Predictive of the confidential nature of such Bear Stearns Information and who shall agree (in writing) to act in accordance with the terms and conditions of this provision. All media on which any Bear Stearns Information may be recorded or located, including, without limitation, documents, papers, outlines, samples, photocopies, photographs, films, drawings, descriptions, reproductions, cards, tapes, discs and other storage facilities (collectively, "Bear Stearns Documentation") made by Predictive or any of its employees, agents representatives, or sub-contractors in the course of performing Services or producing Deliverables for Bear Stearns, or that come into the possession of Predictive or any of its employees, agents representatives, or sub-contractors in the course of performing Services or producing Deliverables for Bear Stearns, are the property of Bear Stearns and shall be returned to Bear Stearns by Predictive upon the earlier of request by Bear Stearns or termination of Predictive's engagement by Bear Stearns. Predictive shall not, and shall cause its any of its employees, agents representatives, or sub-contractors who obtain or have obtained possession of or develop or have developed any Bear Stearns Documentation not to, deliver, copy, or in any way allow any Bear Stearns Documentation to be delivered to or used, examined or copied by any third party without the written direction or consent of Bear Stearns. Predictive shall, and shall cause its employees and agents to, place an appropriate emblem or other annotation on any and all Bear Stearns Documentation that is in the possession of Predictive or any of its employees or agents evidencing Bear Stearns' ownership of such Bear Stearns Documentation. Predictive acknowledges that the use or disclosure of any Bear Stearns Information in a manner inconsistent with this Agreement may cause Bear Stearns irreparable damage, and that Bear Stearns shall have the right to seek injunctive relief to prevent such unauthorized use or disclosure, and to such damages as are occasioned by such unauthorized use or disclosure.

8.2 Notwithstanding anything set forth in this Agreement, the confidentiality provisions of this Agreement, including, but not limited to the above shall not apply to: (a) information which (i) is already in the possession of the party subject to the confidentiality obligations, ii) is or become generally available to the public other than as a result of improper disclosure by the party subject to the confidentiality obligations or its agents, representatives or employees
         iii) is independently developed by the party subject to the confidentiality obligations, or (iv) become available to the party subject to the confidentiality obligations on a non-confidential basis from a source which, to the best of such party's knowledge, is not prohibited from disclosing such information to the party subject to the confidentiality obligations by a legal, contractual or fiduciary obligation to the party subject to the confidentiality obligations, or
         (b) disclosures required by applicable law, rule, regulation or order or to legal counsel or auditors of the party who are subject to an obligation of confidentiality.

SECTION 9:        INFRINGEMENT INDEMNIFICATION

9.1 Predictive shall indemnify, defend and hold harmless Bear Stearns for, from and against any and all losses, liabilities, damages, demands, claims (including without limitation taxes), and costs, payments and expenses (including without limitation any and all reasonable attorneys' fees, reasonable costs of investigation, litigation and settlement, interest and any judgments and penalties) (collectively, "Losses") as incurred, arising out of, or in connection with any claims made against Bear Stearns in connection with any allegations that any of the Deliverables or their use, sale, disclosure, execution, reproduction, modification, adaptation, distribution, performance or display, infringe or misappropriate any copyright, patent, trademark, service mark, trade secret or other forms of proprietary rights of any third party. Bear Stearns shall give Predictive prompt notice of any such claim made against it, shall allow Predictive control of the defense of any such claim made against it, and shall give Predictive all reasonable assistance requested by Predictive in writing in connection therewith.

9.2 If, as a result of any such claim, any preliminary injunction or other injunctive relief is entered against Bear Stearns, or any temporary restraining order is obtained affecting Bear Stearns which materially restricts or in any way precludes any further use of any of the Deliverables, THEN Predictive shall refund to Bear



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

         Stearns all license fees and unused maintenance fees (on a pro-rata basis) paid to Predictive by Bear Stearns, and upon such refund this Agreement shall be deemed terminated under hereunder; provided, however, that the foregoing shall not apply if upon issuance of any such preliminary or other form of injunction or temporary restraining order, Predictive either:

         (a) obtains promptly for Bear Stearns the right to continue to use the Deliverables which are the subject of the claim of infringement without additional cost to Bear Stearns, or

         (b) provides without cost to Bear Stearns an equally satisfactory substitute Deliverables which achieve the same objectives as the Deliverables which are the subject of the claim of infringement, is equally practicable and functional and does not infringe any copyright, patent, trade secret or other form of proprietary or intellectual property rights of third parties.

SECTION 10:       TERMINATION/BANKRUPTCY

10.1 Termination For Convenience By Bear Stearns. Bear Stearns may terminate this Agreement or a particular Statement of Work by giving thirty (30) days advance written notice to Predictive. Bear Stearns shall then pay within (30) days all unpaid amounts that have been incurred as of the date of termination plus a termination charge equal to thirty percent (30%) of the total remaining fees that would have been due under the terminated Statement(s) of Work, if the remainder of the Services described therein had been fully performed. The remainder balance shall be computed by subtracting the value of paid invoices from the total value of the Services under the terminated Statement(s) of Work. The parties agree that such termination charge shall constitute consideration for Predictive's time, effort and expense in preparing to perform its obligations, hereunder, as actual damages are difficult to ascertain. Predictive shall promptly deliver to Bear Stearns all Deliverables performed for and prepaid by Bear Stearns prior to the termination relating to such Statement of Work.

10.2 Termination For Breach by Bear Stearns. If Bear Stearns fails to pay any outstanding charges within forty-five (45) days after receipt of written notice of delinquency, or if Bear Stearns fails to perform or observe any other material term or condition of this Agreement for forty-five (45) days after receipt of written notice from Predictive of such failure, Bear Stearns shall be in default and Predictive may, without prejudice to any other right or remedy, suspend performance under, or terminate in its entirety, or in relation to a particular Statement of Work. Any unpaid charges or other obligations accrued to such termination shall survive termination of this Agreement or Statement of Work, as applicable.

10.3 Termination For Breach by Predictive. If Predictive fails to perform or observe any other material term or condition of this Agreement and/or Statement(s) of Work for forty-five (45) days after Predictive's receipt of written notice from Bear Stearns of such failure and has not commenced performance or observance of such material term or condition within such 45-day period, Bear Stearns shall have the option of immediately terminating the Agreement and/or Statement of Work involved in whole or in part, without further obligation including any additional payments, liability or penalty of any kind.

10.4 If Predictive becomes the subject of a case commenced under Title 11 of the United States Code (the "Bankruptcy Code") and Predictive, as debtor-in-possession, or a trustee appointed for Predictive ("Trustee") decides to reject this Agreement and/or any Statement of Work pursuant to Section 365(n) of the Bankruptcy Code, then Bear Stearns, in addition to all rights conferred by the Bankruptcy Code and other applicable law, shall have the right to treat this Agreement and/or such Statement of Work as terminated or to retain its rights thereunder. If Bear Stearns decides to retain its rights under this Agreement and/or Statement of Work, as the case may be, then (i) on written request of Bear Stearns, Predictive or the Trustee shall provide Bear Stearns with any and all information, Deliverables and any other Works of Authorship held by the Trustee, Escrow Agent or Predictive; and (ii) Predictive or the Trustee shall not interfere with the rights of Bear Stearns pursuant to this Agreement including, but not limited to the right to obtain any information pertaining to the foregoing from any other entity or individual, including employees, consultants and former employees and consultants of Predictive. Predictive acknowledges and consents that the automatic stay imposed by
         Section 362 of the Bankruptcy Code shall be automatically lifted, modified and/or vacated to allow Bear Stearns to realize any and all of its rights herein. The provisions of this paragraph shall also apply in the event that Predictive or the Trustee has not rejected this Agreement or any Statement of Work. The parties hereby agree and affirm that the payments already paid by Bear Stearns as of the date of a rejection under the Bankruptcy Code, as described in the first sentence hereof, are full consideration for Predictive's obligation and undertakings under this Agreement and all applicable Statements of Work. These payments shall not be deemed to be royalty payments for the purpose of Section 365(n) of the Bankruptcy Code and if Predictive or the Trustee rejects this Agreement or any Statement of Work and Bear Stearns decides to retain its rights thereunder, Bear Stearns shall be relieved from its obligation to make such payments.

10.3. Notwithstanding anything set forth in this Agreement, the assignments made and licenses granted in this Agreement shall survive the expiration or termination of the Agreement, regardless of the cause.

SECTION 11:       MISCELLANEOUS

11.1. If any provision of this Agreement is declared or found to be invalid, illegal, unenforceable or void, then both parties shall be relieved of all obligations arising under such provision, but only to the extent that such provision is invalid, illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it valid, legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is valid, legal and enforceable and achieves the same objective. Each party agrees that it will perform its obligations hereunder in accordance with all applicable laws, rules and regulations now or hereafter in effect.

11.2.    Headings are for reference purposes only.

11.3 Any notices required or permitted to be sent hereunder shall be served personally or by registered or certified mail, return receipt requested, reputable overnight delivery services such as Federal Express, Airborne Express or DHL, or by facsimile with confirmation of receipt; to the addresses listed above.

11.4. This Agreement shall be interpreted and construed in accordance with the Copyright laws of the United States and the internal law of State of New York, without regard to the conflicts of law principles thereof, and any action brought in relation to this Agreement shall be brought in a Federal or state court in the City of New York and Licensee and Licensor hereby irrevocably consent to the jurisdiction of such Courts, and both parties hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby consents to service of process by any means authorized by New York law (other than by publication). Each party waives any right to trial by jury with respect to any dispute, suit, action or proceeding arising out of or relating to this Agreement or otherwise relating to the relationship of the parties, whether in contract, tort or otherwise.

11.5. This Agreement may not be modified or altered except by a written instrument executed by both parties. The failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of any rights. This Agreement, together with each Statement of Work hereunder, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior proposals, understandings and all other agreements, oral and written between the parties relating to such subject matter. The rights and remedies of Bear Stearns under this Agreement and any Statement of Work are cumulative.

11.6. Neither party may assign this Agreement or any Statement of Work or delegate any obligations hereunder or thereunder, except that Predictive may sub-contract some or all of its performance under the Agreement only with the written consent of Bear Stearns, which shall not be unreasonably withheld; provided, however, that all obligations of Predictive under this Agreement shall apply fully to any such sub-contractor as if it were "Predictive" under this Agreement and Predictive shall remain fully liable for the performance of such assignee or sub-contractor hereunder; and Bear Stearns may from time to time assign this Agreement, in whole or in part, to one or more of its then affiliates, and to the extent of any such assignment, the relevant references in this agreement to shall apply to such affiliate.



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

11.7. To the extent that, and only to the extent that, this Agreement otherwise obligates Bear Stearns to reimburse Predictive for any travel (including lodging, meals or similar expenses), such obligation is subject to the following conditions and limitations: (a) the travel expenses may not exceed the expense of travel to the relevant Bear Stearns facility from the nearest Predictive facility or office, (b) any such travel must be at the request of Bear Stearns's designated liaison person, (c) Predictive provides Bear Stearns with a listing of all of Predictive's support locations and indicating the nearest support location to Bear Stearns's location, (d) the travel expenses do not exceed $150 per day plus carrier travel (lowest coach fare), (e) Predictive makes travel arrangements via Bear Stearns's Travel Department, and (f) the travel is in accordance with Bear Stearns's Travel Policies/Procedures.

11.8. Predictive acknowledges that, as is the custom and practice in Bear Stearns's industry, from time to time Bear Stearns monitors and/or records certain telephone lines and other communications devices going into or out of Bear Stearns's premises, and to the extent that any such monitoring and/or recording occurs relating to any telephone call and other communication going into or out of Bear Stearns's premises involving Predictive or any of its employees, agents and sub-contractors, then Predictive, on behalf of its self and its employees, agents and sub-contractors, consents thereto or will ensure such other party consents thereto.

11.9. Predictive shall not use Bear Stearns's or any of its affiliates' name or trademarks or service marks without Bear Stearns's written consent.

IN WITNESS WHEREOF, the parties, by their duly authorized representatives, hereto have executed this Agreement as of the day and year noted below.

Bear, Stearns & Co. Inc.                     Predictive Systems, Inc.
-----------------------------------          -----------------------------------

/s/ Geryl W. Darington                       /s/ Ronald Pettengill
-----------------------------------          -----------------------------------
Signature                                    Signature

Geryl W. Darington                           Ronald G. Pettengill
-----------------------------------          -----------------------------------
Print or Type Name                           Print or Type Name

Senior Managing Director                     CEO
-----------------------------------          -----------------------------------
Title                                        Title

7/27/98                                      7/29/98
-----------------------------------          -----------------------------------
Date                                         Date


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